                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

                         STOCKHOLDERS SUPPORT AGREEMENT

            STOCKHOLDERS SUPPORT AGREEMENT, dated as of March 18, 2005 (this "Stockholders Agreement"), among SIEMENS MEDICAL SOLUTIONS USA, INC., a Delaware corporation ("Parent"), MI MERGER CO., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and each of the stockholders whose names appear on the signature pages of this Stockholders Agreement (each, a "Stockholder" and, collectively, the "Stockholders").

            WHEREAS, as of the date hereof, except as set forth on Exhibit A, each Stockholder owns of record and beneficially and has good, valid and marketable title to, free and clear of any Lien, proxy, voting restriction, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than pursuant to this Stockholders Agreement, and has the sole power to vote and full right, power and authority to sell, transfer and deliver, the number of shares of common stock, par value $0.01 per share ("Company Common Stock"), of CTI Molecular Imaging, Inc., a Delaware corporation (the "Company"), as set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by any of the Stockholders prior to the termination of this Stockholders Agreement being referred to herein as the "Shares"); and

            WHEREAS, Parent, Purchaser and the Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the "Merger Agreement"; except as otherwise noted herein, terms used but not defined in this Stockholders Agreement shall have the meanings ascribed to them in the Merger Agreement), a draft of which has been made available to each Stockholder, which provides, upon the terms and subject to the conditions thereof, for the merger of Purchaser with and into the Company (the "Merger") following the consummation of a cash tender offer by Purchaser to acquire all the issued and outstanding shares of Company Common Stock (the "Offer").

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Stockholders hereby agree as follows:

            1. Tender of Shares. Each Stockholder hereby agrees that such Stockholder (a) shall tender, or cause to be tendered, in the Offer, as promptly as practicable, but in any event no later than five business days after the date of commencement of the Offer, all of his or its Shares pursuant to the terms of the Offer and (b) shall neither withdraw, nor cause to be withdrawn, such Shares. Terry Douglass shall use reasonable best efforts to cause all Shares pledged as collateral by Revocable Charitable Trust of Terry and Rosann Douglass under any security arrangement to be tendered in the Offer.

            2. Grant of Proxy. Each Stockholder, by this Stockholders Agreement, with respect to his or its Shares, hereby grants an irrevocable proxy (to the extent that the Law of the

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                                       2

state of Delaware may permit) until the termination of this Agreement to Parent (and agrees to execute such documents or certificates evidencing such proxy as Parent may reasonably request) to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of such Stockholder's Shares (a) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and all other transactions contemplated by the Merger Agreement and this Stockholders Agreement, (b) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including any Competing Transaction) that would to his or its knowledge result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (c) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company. Each Stockholder further agrees to vote such Stockholder's Shares in accordance with the foregoing. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby acknowledges receipt and review of a copy of the Merger Agreement.

            3. Transfer of Shares. Each Stockholder agrees that he or it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Stockholders Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares or (d) except as may be required by applicable Law or permitted pursuant to Section 10 hereof, take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing his or its obligations hereunder. Notwithstanding the foregoing, a Stockholder that is an individual may, at any time prior to the Effective Time, transfer any or all of his Shares (or any interest therein) to another Stockholder or to one or more members of the Stockholder's family, any trust for the benefit of the Stockholder's family, any entity controlled by the Stockholder or his family or a charitable or other not-for-profit entity or organization (including, without limitation, the ProVision Foundation and Terry and Rosann Douglass Foundation), so long as the transferee of such Shares agrees in writing to be bound by the applicable provisions of this Stockholders Agreement.

            4. No Solicitation of Transactions. Each Stockholder agrees that he or it shall not, directly or indirectly, through any agent or otherwise, (a) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to any other stockholders of the Company) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (b) enter into or maintain or continue discussions or negotiations with any person in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (c) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction; provided, however, that

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nothing in this Section 4 shall prevent any Stockholder, in his capacity as a director or executive officer of the Company from engaging in any activity permitted pursuant to Section 6.05(b) or Section 6.05(c) of the Merger Agreement. Each Stockholder shall, and shall direct his or its representatives and agents to, immediately cease and terminate all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

            5. Information for Offer Documents and Proxy Statement; Disclosure. Each Stockholder represents and warrants to Parent and Purchaser that none of the information relating to such Stockholder and his or its affiliates provided in writing by, or, with the express prior authorization of such Stockholder (or his or its affiliates, as applicable), on behalf of, such Stockholder or his or its affiliates for inclusion in the Schedule TO, Schedule 14D-9, Offer Documents, or Proxy Statement will, at the respective times the Schedule TO,
Schedule 14D-9, Offer Documents, or Proxy Statement are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Stockholder authorizes and agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and the Proxy Statement and related filings under the securities laws such Stockholder's identity and ownership of Shares and the nature of his or its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

            6. Termination. This Stockholders Agreement shall terminate upon the earliest of (i) the Effective Time or (ii) the termination of the Merger Agreement pursuant to Section 8.01 of the Merger Agreement; provided, however, that Section 7 of this Stockholders Agreement shall survive the Effective Time pursuant to its terms. Nothing in this Section 6 shall relieve any party of liability for any breach of this Stockholders Agreement prior to the termination of this Stockholders Agreement.

            7. Non-Competition/Non-Solicitation Agreement. (a) During the period beginning at the Effective Time and ending on the third anniversary thereof, except with the consent of Parent, no Stockholder shall, and shall not permit any of his or its agents on his or its behalf (collectively, the "Stockholder Parties") to, directly or indirectly, as principal for their own account or jointly with others, or as an equity holder in any person, engage in, distribute products for, or own, manage, operate, or control, or participate in the ownership, management or control of, or have (or acquire) an interest in or assets of, any person, enterprise or business that directly engages in:

            (i) the design, development, manufacture, assembly, distribution or sale of any (A) positron emission tomographs, including non-human animal positron emission tomographs, (either standalone or in combination with any other modalities, such as computed tomography, magnetic resonance, or near-infrared imaging or designed for dual modality imaging simultaneously) or components (including software, tools, procedures and protocols) for the assembly of, incorporation into or use with any positron emission tomographs (either standalone or in combination with any other modalities, such as computed tomography, magnetic resonance, or near-infrared imaging or designed for dual modality imaging simultaneously), including, without limitation, probes for the

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                                       4

      detection of positron emitters, ring tomographs (emission computerized axial tomography image devices) and other positron imaging devices; (B) positron emission tomography biomarkers, tracers, compounds, precursor agents or other positron emission tomography radiopharmaceuticals or (C) cyclotrons, cyclotron targets, chemistry boxes, microfluidic chips or related tools and equipment used for the production of positron emission tomography radiopharmaceuticals and radionuclides that can be used for positron emission tomography;

            (ii) the design, development, manufacture, assembly, distribution or sale of detector materials for use in the items described in clause (i)(A) above;

            (iii) the design, development, manufacture, assembly, distribution or sale of radioactive sources used for calibration and quality control and/or attenuation correction of positron emission tomographs;

            (iv) the design, development, manufacture, assembly, distribution or sale of computer workstations and software for the creation, display and analysis of molecular images;

            (v) internet hosting services specifically designed to connect physicians, radiopharmacies, patients and positron emission tomography providers; or

            (vi) the provision of technical services, training services, maintenance and repair services, site planning and installation services, radioactive materials licensing, and application development services with respect to any of the foregoing (all of the businesses referred to in clauses (i) through (vi), inclusive, the "Restricted Business");

            provided, however, that the foregoing shall not prohibit any Stockholder Party (i) from being the passive owner of not more than 5% of any class of capital stock of any person which is publicly traded on a national securities exchange or in the over-the-counter market in the United States or on a foreign securities exchange, (ii) from engaging in any activities set forth on Exhibit B hereto under the heading "Permitted Activities" (which, for avoidance of doubt, shall not be deemed a Restricted Business hereunder) or (iii) from being an employee, director, advisor or consultant for, any business division or unit of an entity which engages in the Restricted Business provided that the business division or unit does not engage in the Restricted Business and does not require Stockholder to do so.

            (b) Each of the Stockholders agrees that for a period of three years from the Effective Time, he or it shall not, and shall use his or its reasonable best efforts to cause his or its respective Stockholder Parties on his or its behalf not to, in any manner, directly or indirectly, knowingly (i) induce or attempt to induce any individual that has been an employee of the Company at any time between October 1, 2004 and the Effective Time, to leave the employ of the Company or to violate the terms of his or her contract, or any employment arrangements, with the Company, (ii) except in response to a good faith request by a person that has not been an employee with the Company during the twelve-month period preceding such request for a recommendation regarding the employment qualifications of such employee, recommend to any other person that they employ any such employee (provided, for avoidance of doubt, that there

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                                       5

shall be no restriction on the ability to make recommendations for employment to a Company not engaging in Restricted Business), (iii) interfere with or attempt to interfere with any officers, employees, representatives or agents of the Company in a manner adverse to the Company, or (iv) hire any such employee, unless such employee has not been an employee of the Company at least for a period of twelve consecutive months. Notwithstanding the foregoing, nothing in this Section 7(b) shall prohibit any Stockholder or Stockholder Party from employing or engaging as a consultant an individual (i) with the consent of Parent or (ii) who responded to general solicitations in publications or on websites, or through the use of search firms, so long as such general solicitations or search firm activities are not targeted specifically at an employee of the Company, Parent or Purchaser or any of their respective subsidiaries.

            (c) Each of the Stockholders agrees that for a period of three years from the Effective Time, such Stockholder shall not, and shall use his or its reasonable best efforts to cause his or its respective Stockholder Parties on his or its behalf not to, in any manner, directly or indirectly, knowingly (i) solicit the business (pertaining to the Restricted Business) of any person known by such Stockholder to be a customer of the Company as of the Effective Time or seek to induce any such person to reduce or refrain from doing business with any of Parent, Purchaser, the Company or any of their respective affiliates, or (ii) disparage Parent, Purchaser, the Company or any of their respective affiliates or any of their respective products or activities in the Restricted Business. Parent and Purchaser shall not (and shall use reasonable best efforts to cause the executive officers and directors of Parent, Purchaser, the Company and their respective subsidiaries not to) make any derogatory or disparaging statement regarding any Stockholder or any Stockholder Party. Nothing in this Section 7(c) will prohibit the making of any truthful statements made by any person in response to a lawful subpoena or legal proceeding or to enforce such person's rights under this Stockholders' Agreement and the other documents relating to the transactions contemplated by the Merger Agreement.

            (d) Each Stockholder hereby acknowledges that this Section 7 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Stockholders Agreement by any party hereto. Each Stockholder hereby acknowledges that the covenants of each Stockholder set forth in this Section 7 are an essential element of this Stockholders Agreement and an inducement for Parent and Purchaser to enter the Merger Agreement and that, but for the agreement of each Stockholder to comply with these covenants, neither Parent nor Purchaser would have entered into the Merger Agreement. Each party hereto agrees that money damages would be an inadequate remedy for any breach of this Section 7. Therefore, in the event of a breach or threatened breach of this Section 7, Parent, Purchaser and/or any Surviving Corporation may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions thereof. Each Stockholder hereby acknowledges that such Stockholder has independently consulted with counsel and after such consultation agrees that the covenants set forth in this Section 7 are intended to be reasonable and proper in scope, duration and geographical area and in all other respects. If any such covenant is found to be invalid, void or unenforceable in any situation in any jurisdiction by a final determination of a court or any other Governmental Authority of competent jurisdiction, each Stockholder, Parent and Purchaser agree that: (i) such determination shall not affect the validity or enforceability of (A) the offending term or provision in any other situation or in any other jurisdiction or (B) the remaining terms and provisions of this
Section 7

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                                       6

in any situation in any jurisdiction; (ii) the offending term or provision shall be reformed rather than voided and the court or Governmental Authority making such determination shall have the power to reduce the scope, duration or geographical area of any invalid or unenforceable term or provision, to delete specific words or phrases, or to replace any invalid or enforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, in order to render the restrictive covenants set forth in this Section 7 enforceable to the fullest extent permitted by applicable Law; and (iii) the restrictive covenants set forth in this Section 7 shall be enforceable as so modified.

            (e) The Stockholders' shall have the right to review and consent to the Parent, Purchaser and/or Company's allocation to the above covenants of the consideration to be received by each Stockholder pursuant to the Offer and/or Merger Agreement for tax reporting purposes.

            8. Representations and Warranties of Stockholder. Each Stockholder hereby severally represents and warrants to Parent and Purchaser, except as set forth on Exhibit A, as follows:

            (a) (i) Each Stockholder that is an individual has full legal right and capacity to execute and deliver this Stockholder Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby, and (ii) each Stockholder that is not an individual is duly organized, or formed, as applicable, validly existing and in good standing under the Laws of its jurisdiction of organization or formation, as applicable, and has all necessary power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity) and applicable public policy.

            (b) The execution and delivery of this Stockholder Agreement by each Stockholder do not, and the performance of this Stockholder Agreement by such Stockholder will not (i) conflict with or violate any organizational or formation document of any Stockholder, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 8(d) have been obtained and all filings and obligations described in Section 8(d) have been made, conflict with or violate any order, judgment or decree applicable to any Stockholder or by which any property or asset of any Stockholder is bound or affected, (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any contract or other agreement to which Stockholder is a party.

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                                       7

            (c) Each Stockholder owns of record and beneficially and has good, valid and marketable title to, free and clear of any Lien, proxy, voting restriction, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than pursuant to this Stockholder Agreement, and has the sole power to vote and full right, power and authority to sell, transfer and deliver, the Shares (as set forth on Exhibit A).

            (d) Each Stockholder has had access, prior to the execution of this Stockholder Agreement, to the information he or it felt he or it needed and desired in connection with his or its evaluation of this Stockholder Agreement and the Merger Agreement and the transactions contemplated hereby and thereby and has had, prior to the execution of this Stockholder Agreement, the opportunity to ask questions of, and receive answers from, the Company and legal counsel concerning the terms and conditions of the transactions contemplated by this Stockholder Agreement and the Merger Agreement and to obtain additional information necessary to assess the transactions contemplated hereby and thereby.

            9. Representations and Warranties of Stockholder's Spouse. The spouse of Terry D. Douglass, Ph.D. (the "Spouse") hereby represents and warrants to Parent and Purchaser as follows: (a) the Spouse shall not assert or enforce, and does hereby waive, to the extent permitted by applicable Law, any rights granted under any community property statute with respect to the Shares held by Terry D. Douglass, Ph.D. that would adversely affect the covenants made by Terry
D. Douglass, Ph.D. pursuant to this Stockholders Agreement or the sale and transfer of such Shares to Parent or Purchaser pursuant to the terms of this Stockholders Agreement; provided, however, that the Spouse shall not be prohibited from asserting any rights the Spouse may have against the consideration received by Terry D. Douglass, Ph.D. in exchange for such Shares;
(b) the Spouse hereby acknowledges receipt and review of a copy of the Merger Agreement and this Stockholders Agreement.

            10. Rights as Director or Officer. Nothing herein will be deemed to prohibit or restrict any Stockholder that is an individual from taking or omitting to take any action that the Stockholder determines in good faith he is required to take or prohibited from taking as an officer or director of the Company or under applicable Law, the intention of the parties herein being only to impose obligations on the Stockholders in their capacities as stockholders of the Company.

            11. Miscellaneous. Except as otherwise provided herein, all costs and expenses incurred in connection with this Stockholders Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated; all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses as specified on the signature page(s) of this Stockholders Agreement; if any term or other provision of this Stockholders Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Stockholders Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; this Stockholders Agreement constitutes the entire agreement among the

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                                       8

parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; this Stockholders Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent and Parent may assign all or any of its rights under Section 7 of this Stockholders Agreement to any person who purchases any business unit or all or substantially all of the assets of the Company or the Subsidiaries; provided that no such assignment shall (i) be permitted (without the applicable Stockholder's consent) to the extent the effect of the assignment would be to increase the scope of, or otherwise adversely effect, any Stockholder's obligations under Section 7 or (ii) relieve Parent of its obligations hereunder if such assignee does not perform such obligations; this Stockholders Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Stockholders Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Stockholders Agreement; the parties hereto agree that irreparable damage would occur in the event any provision of this Stockholders Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof (except where performance is excused pursuant to the terms hereof), in addition to any other remedy at law or in equity; this Stockholders Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State; this Stockholders Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement; from time to time, at the request of Parent, in the case of any Stockholder, or at the request of the Stockholders, in the case of Parent and Purchaser, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Stockholders Agreement; this Stockholders Agreement may be amended only if such amendment is in writing and duly executed or delivered by each of the parties hereto; EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS STOCKHOLDERS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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            IN WITNESS WHEREOF, the parties have executed, or have caused to be executed, this Stockholders Agreement as of the date first written above.

                                 SIEMENS MEDICAL SOLUTIONS USA, INC.

                                 /s/ Dr. Hermann Requardt
                                 ------------------------------------------
                                 Name: Dr. Hermann Requardt
                                 Title: Executive Vice President
                                 Address: Heukestr. 127
                                         D-91050 Erlangen

                                 /s/ James R. Ruger
                                 ------------------------------------------
                                 Name: James R. Ruger
                                 Title: Corporate Secretary
                                 Address: 51 Valley Stream Pky.
                                         Malvern, PA 19355

                                 MI MERGER CO.

                                 /s/ Dr. Hermann Requardt
                                 ------------------------------------------
                                 Name: Dr. Hermann Requardt
                                 Title: Executive Vice President
                                 Address: Heukestr. 127
                                         D-91050 Erlangen

                                 /s/ James R. Ruger
                                 ------------------------------------------
                                 Name: James R. Ruger
                                 Title: Corporate Secretary
                                 Address: 51 Valley Stream Pky.
                                         Malvern, PA 19355

                                 TERRY D. DOUGLASS, PH.D.

                                 /s/ Terry D. Douglass
                                 ------------------------------------------
                                 Address:

                                 REVOCABLE CHARITABLE TRUST OF
                                 TERRY AND ROSANN DOUGLASS
                                 By: Terry D. Douglass, Trustee

                                 /s/ Terry D. Douglass
                                 ------------------------------------------
                                 Address:

                                 VISION INVESTMENTS, LLC
                                 By: Terry D. Douglass, Ph.D., its managing
                                 member

                                 /s/ Terry D. Douglass
                                 ------------------------------------------
                                 Name: Terry D. Douglass, Ph.D.
                                 Address:

                                 PROVISION FOUNDATION
                                 By: Anne Sale, its Chief Financial Officer

                                 /s/ Anne Sale
                                 ------------------------------------------
                                 Address:

                                 ROSANN B. DOUGLASS

                                 /s/ Rosann B. Douglass
                                 ------------------------------------------
                                 Address:

                                    EXHIBIT A

                              LIST OF STOCKHOLDERS

                                               Number of Shares of Company
                                                   Common Stock Owned
           Name of Stockholder                         of Record**

          Terry D. Douglass, Ph.D.                      883,082

Revocable Charitable Trust of Terry and
          Rosann Douglass                               932,010*

         Vision Investments, LLC                      4,950,000
          Pro Vision Foundation                         157,328

* Currently pledged as collateral to secure a personal loan of Terry Douglass. Mr. Douglass intends to seek the release of such security interest promptly.

** Does not include 59,846 options held by Mr. Douglass or 5,000 deferred stock units for which Mr. Douglass does not currently hold direct ownership of or the right to vote or control the disposition

                                                                       EXHIBIT B

PERMITTED ACTIVITIES:

  - Owning, managing, operating, or controlling, or participating in the ownership, management or control of, or having (or acquiring) an interest in or assets of, any person, enterprise or business that (i) provides imaging services (including, without limitation PET/CT imaging services and services ancillary to imaging services (including, without limitation, start-up, networking and software services, and educational and training services)), and the lease, purchase or other utilization by any such provider of any related equipment, products (including radiopharmaceuticals), software or other services (collectively, the "Related Equipment") whether or not the supplier, lessor or other provider of such Related Equipment is engaged in the Restricted Business (the "Provider Business"), or (ii) engages in the Restricted Business (a) if the activities of such enterprise which constitute the Restricted Business collectively account for less than 10% of the revenues of the entire enterprise, and (b) the Stockholder's relationship to such enterprise does not involve participation in such activities.

  - Except in connection with the sale of any business unit or all or substantially all of the assets of the Company, any portion of the Restricted Business with respect to which the Provider Business contracts services to the extent that the Company actually and intentionally ceases to engage in such portion of the Restricted Business at any time after the Effective Date with the intent to exit the related business.